UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2020

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717

4001 Rodney Parham Road
Little Rock,	Arkansas		72212
(Address of principal executive offices)			(Zip Code)

	(501)	748-7000
(Registrants’ telephone number, including area code)

	N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On July 30, 2020, Windstream Holdings, Inc. (“Windstream”, the “Company”, “we”, “us”, or “our”) issued a press release announcing the Company’s 2020 second quarter consolidated results of operations. The press release presents our unaudited consolidated results of operations measured under generally accepted accounting principles in the United States (“GAAP”) and certain unaudited adjusted results of operations, which are not calculated in accordance with GAAP. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in a company’s financial statements. The non-GAAP financial measures used by us may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.

Our press release, and other communications from time to time, include a non-GAAP measure titled operating income before depreciation and amortization (“OIBDA”). OIBDA can be calculated directly from the Company’s consolidated financial statements prepared in accordance with GAAP by taking operating income (loss) and adding back goodwill impairment and depreciation and amortization expense. Management considers OIBDA to be useful to investors as we believe it provides for comparability and evaluation of our ongoing operating performance and trends by excluding the impact of non-cash depreciation and amortization from capital investments and non-cash goodwill impairment charges which are not indicative of our ongoing operating performance.
We also present our unaudited consolidated results on an adjusted basis, which when compared to measures prepared in accordance with GAAP.
Adjusted results exclude goodwill impairment, straight-line expense under the contractual arrangement with Uniti Group, Inc. ("Uniti"), share-based compensation expense, restructuring and other charges, and certain other costs. In addition, we have presented certain measures of our operating performance that adjusts for the impact of the annual cash payment due under the contractual arrangement with Uniti. Windstream’s purpose for presenting its unaudited consolidated results on an adjusted basis is to improve the comparability of results of operations between current and prior periods in order to focus on the true earnings capacity of our core business operations and our ability to generate cash flow. We use adjusted results as a key measure of our operational performance. Windstream management, including the chief operating decision-maker, uses adjusted results consistently for all purposes, including internal reporting, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.
Our press release makes reference to Adjusted OIBDA, Adjusted OIBDAR and Adjusted Free Cash Flow, which are non-GAAP measures. These non-GAAP measures are defined as follows:

•
Adjusted OIBDAR, defined as operating income (loss) before depreciation and amortization and goodwill impairment, excluding straight-line expense under the contractual arrangement with Uniti, share-based compensation expense, restructuring and other charges, and certain other costs.

•	Adjusted OIBDA, is Adjusted OIBDAR after the annual cash payment due under the arrangement with Uniti.

•	Adjusted Free Cash Flow, defined as Adjusted OIBDA less adjusted capital expenditures, interest paid on long-term debt obligations, and income taxes paid, net of refunds.

Adjusted OIBDA and Adjusted OIBDAR are included to provide investors with useful information about our operating performance before the impacts of certain non-cash items and to enhance the comparability of operating results for the periods presented. Management believes that adjusted free cash flow provides investors with useful information about the ability of the Company’s core operations to generate cash flow.

A copy of the press release announcing Windstream’s 2020 second quarter operating results is attached hereto as Exhibit 99(a).

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are filed with this report:

Exhibit
Number         Description

99.1	Windstream Press Release dated July 30, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	Chief Financial Officer and Treasurer

Dated: July 30, 2020